Exhibit 10.27

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Amendment”) is entered into as of the 26th day of February, 2024 (the “Execution Date”), between KEITH A. GOLDAN (“Executive”) and Syndax Pharmaceuticals, Inc. (the “Company”) and supplements the terms of that certain executive employment agreement by and between the Parties, dated as of June 8, 2022 (the “Agreement”). Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

RECITALS

A.
The Company employs Executive as its Chief Financial Officer upon the terms and conditions set forth in the Agreement.
B.
The Compensation Committee of the Company’s Board of Directors approved certain changes to terms of Executive’s employment and the parties are entering this Amendment specifying such changes.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Company and Executive agree as follows:

1.1
Executive’s Target Performance Bonus as set forth in the Agreement is hereby amended to a threshold of up to forty-five percent (45%) of Executive’s Annual Base Salary.
1.2
“Change in Control Benefits Period” means the period of eighteen (18) months commencing on the Termination Date.
1.3
“Change in Control Severance Period” means the period of eighteen (18) months commencing on the Termination Date.
1.4
Effectiveness of Agreement. This Amendment shall be effective on the Execution Date.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Amendment on the Execution Date written above.

Syndax Pharmaceuticals, Inc.			EXECUTIVE

By:	/s/ Luke J. Albrecht	By:	/s/ Keith A. Goldan

Name:	Luke J. Albrecht		Name:	Keith A. Goldan
Title:	General Counsel

1.